UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

BNSF Railway Company
 (Exact name of registrant as specified in its charter)

Delaware	1-6324	41-6034000
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, Texas	76131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 795-2673

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 3, 2010, the Audit Committee of Berkshire Hathaway Inc., a Delaware corporation, which indirectly owns 100% of the equity interests of BNSF Railway Company, a Delaware corporation (the “Company”), formally engaged Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. During the Company’s two most recent fiscal years and the interim period prior to the engagement of Deloitte, neither the Company nor any one acting on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNSF RAILWAY COMPANY

Date: May 3, 2010	By:	/s/ Roger Nober
Name: Roger Nober
Title: Executive Vice President Law and Secretary

2